EXHIBIT 10.2

CONTRACT No RZ-15-ET

Zhuhai, China

 March 20, 2016

RIZZEN INC., in the person of President Shuisheng Zhu, hereinafter referred to as the SELLER, on the one hand and CranKind Parrell, LLC, in the person of Stefan Kreuz, hereinafter referred to as the BUYER on the other hand, have concluded the Contract on the following:

1. SUBJECT OF THE CONTRACT

1.1. The SELLER sells and the BUYER buys electronic toys (hereinafter referred to as the GOODS), in the quantity and assortment indicated below:

No.	DESCRIPTION	ITEM No.	QUANTITY (SET)	UNIT PRICE (USD)	TOTAL PRICE (USD)
1	RC Motorcycle car1:10 rc motor three wheel car	YD000013	28	17.6	492.8
2	2016 New Products 1:12 remote control Model Car,RC UTV off road car	YD000018	24	10.8	259.2
3	rc car full function remote controll car plastc toys	YD000061	24	6	144
4	1:16 Scale R/C 4 big wheels cross country car	YD000165	18	9.8	176.4
5	1:14 Scale 4 function radio control car	YD000088	36	8.9	320.4
6	rc car full function remote controll car plastc toys	YD000084	36	7.9	284.4
7	rc car full function remote controll car plastc toys	YD000465	24	8.52	204.48
8	2016 hot sales Full function remote control toys, 4CH RC racing boat toys	YD000305	24	13.2	316.8
9	3.5CH Remote control Toy,RC Yacht ,radio control boat with charger	YD000297	24	20.3	487.2
10	2016 new product 4CH RC boat, remote control motorbike	YD000298	24	13.1	314.4
	TOTAL:		262		3,000

2. QUALITY OF THE GOODS

2.1. The quality of the Goods supplied under the present Contract should correspond to technological normative documents, requirements, technical characteristics and be confirmed by the Goods quality certificates issued by the controlling State bodies of the GOODS manufacturer country.

2.2. The Seller guarantees conformity of the Goods to the issued Quality Certificate and the present Contract terms.

3. PRICE AND TOTAL VALUE OF THE GOODS

3.1. The total price of GOODS supplied under the present Contract is equal to 3,000 (tree thousand) U.S. dollars.

3.2. The price of the Goods is understood on terms, agreed by the Parties and includes:

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the cost of tare, packing and labeling;

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cost of export licenses;

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payment of all other payment formalities, including taxes, custom fees, duties and payments connected with the GOODS exporting;

3.3. All other taxes, duties and fees as well as other expenses associated with this Contract, and/or performance thereof payable in the SELLER'S country shall be borne by the SELLER, while all other taxes, duties and fees as well as other expenses associated with this Contract and performance thereof in the BUYER'S country shall be borne by the BUYER.

4.     TERMS OF PAYMENT

4.1. Currency of the contract and payment - U.S. dollars.

4.2. All banking expenses in the BUYER’S country shall be borne by the BUYER. All banking expenses in the SELLER’S country shall be borne by the SELLER.

5.  DELIVERY TERMS

5.1. The SELLER shall deliver the GOODS to the transportation company in China which is approved by BUYER.

5.2. The date of delivery shall be the date of stamp and signature in bill of lading.

5.3. The SELLER shall notify the BUYER on the date of delivery of the GOODS by phone within 3 days before the shipment.

5.4. In case the Goods delivery will not be made in terms agreed by the Parties, or the Goods shall not be accepted by the BUYER, under reasons, foreseen in by the law and the present Contract, the Seller is obliged to return the Buyer the money resources paid him not later than 5 banking days from the moment of receiving the corresponding claim.

6. TRANSFER OF RISKS AND TITLE TO THE GOODS

6.1. The title and all risks of loss and damage to the GOODS shall be transferred from the SELLER to the BUYER from the moment of the GOODS transfer to the BUYER.

7. ACCEPTANCE AND INSPECTION OF THE GOODS

7.1 The SELLER shall submit to the BUYER with the Goods supplied the following documentation:

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Commercial invoice made for the consignment of GOODS to be delivered – 3 copies;

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Way bill – 1 copy;

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Packing list  of the GOODS – 3 copies;

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Quality Certificate- 3 copies;

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Certificate of origin - 3 copies;

7.2 The BUYER shall take all necessary steps related to timely obtaining of import licenses and other permits from appropriate authorities, as well as perform all required customs formalities and bear all associated expenses and risks.

The BUYER shall also pay any additional expenses and risks caused by its inability to timely process the GOODS for importing.

7.3 The BUYER is obliged:

7.3.1. to accept the Goods at the destination point;

7.3.2. to inspect the GOODS delivered to the destination point as to the quality and quantity at the time of their transfer from Carrier to the BUYER. The fact of the GOODS transfer to BUYER’S representative shall be certified with his signature on the relevant transportation documents. If during the process of such inspection, a discrepancy in the quantity or quality of the GOODS is discovered between the GOODS that have been delivered and the Contract's terms (in particular, the information contained in the Commercial Invoice and the Letter of Guarantee), the BUYER shall immediately prepare in writing  a list of discrepancies identifying the discrepancies so discovered. This act shall be signed both by the BUYER’S representative and Carrier's representative or by the representative of temporary storehouse and then, within 14 days from the date of the Goods transfer from the Carrier to the BUYER the BUYER shall send this act to the SELLER by telefax and /or courier;

7.3.3. In the event of SELLER'S receipt of the act or a claim on the discovered discrepancies of the GOODS, indicated in Clauses 7.3.2. and 7.3.3.of the present Contract, the SELLER shall, at his own expense, within 50 (Fifty) days from the date of claim, supply the deficient GOODS or replace the GOODS the quality of which is not in compliance with the terms of this Contract (inappropriate quality) with the GOODS of appropriate quality.

8. PACKING AND LABELING

8.1. Packing shall ensure the safety of the GOODS during shipment and storage and shall prevent losses of or damage to the GOODS.

9.    REPRESENTATIONS AND GUARANTEES

9.1. The BUYER and the SELLER represent and guarantee the following:

9.1.1. They are legal entities in compliance with the applicable legislation and are duly empowered to sign the present Contract.

9.1.2. The persons signing the present Contract on behalf of the BUYER and the SELLER have a full power and authority to do so, their signing authority has been duly attested to, and all the measures necessary in accordance with the Charter and other constituent documents and applicable legislation have been taken so that the present Contract is signed by the BUYER and the SELLER in accordance with the established procedure and comes into legal force making it possible to enforce its provisions, if necessary.

9.1.3. Signing of the present Contract neither violates, nor contradicts the rights of any third person, at the time of signature of the present Contract, nor violates any legislation or any right or agreement applicable to the BUYER and the SELLER or their respective property.

9.1.4. They have the financial resources sufficient to meet the obligations under the present Contract.

9.1.5. The BUYER and the SELLER guarantee that neither this Contract nor any other document, statement or financial information provided in connection with this Contract contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

10.  FORCE-MAJEUR

10.1  None of the Parties to this Contract shall be liable for failure to perform any of its obligations if it proves that the failure was due to an impediment beyond its control, provided that non-performing party could not reasonably be expected to have taken said impediment into account at the time of conclusion of this Contract or to have avoided or overcome it or its consequences.

10.2. The exemption provided in clause 10.1 of the present Contract has effect only for the period during which the impediment exists.

10.3. The party which fails to perform obligations must give a written notice to the other party of the impediment and its effect on non-performing party's ability to perform. If notice is not received by the other party within a reasonable time after the party which fails to perform knew or ought to have known of the impediment, non-performing party is liable for damages resulting from such non-receipt

10.4. If the impediment indicated in the Clause 10.1. of the present Contract exists more than three months, each party, after sending a written notice to the other party, has a right to refuse of this Contract. The Contract is considered to be annulled from the moment of receipt of the relevant notice of the other party. Besides, the sum of money paid by the BUYER (including the payment performed in the form of L/C) should be returned by the SELLER within 3 (Three) days from the moment this Contract is annulled.

10.5. The acting of force majeur circumstances is confirmed by the notices given by the Chamber of Commerce and Industry in the location of the party, suffering the influence the above mentioned circumstances. If such notice is not given to the other party, the reference to the force majeur is not valid.

11.  LIABILITY OF THE PARTIES

11.1. In case the SELLER breaks the time-period of delivery of the GOODS to the transportation company, the SELLER shall pay to the BUYER a fine in amount of 0,1% from the value of the GOODS not delivered in time, for each day of the delay.

11.2. In case the BUYER breaks the time-period of payment, the BUYER shall pay to the SELLER a fine in amount of 0,1% from the overdue amount for each day of the delay.

11.3. In case the shipment of the GOODS does not occur within 30 (Thirty) days from the moment of supposed shipment or delivery date, the BUYER has a right to  refuse executing the present Contract. In this case the Contract is considered to be annuled from the moment of receipt by the SELLER of the relevant notice of the BUYER on refusal. In this case, the money funds, paid by the BUYER to the SELLER are to be returned back to the BUYER within 5 (Five) days, from the date of making such a claim by the BUYER, and in case such a claim is not made  not later than the term specified in p.5.5 of the Contract. The SELLER undertakes to pay the BUYER for the use of monetary funds proceeding from 0.3% rate per day, starting from the day of receiving this funds and up to the date of turning them back.

12. MISCELLANEOUS

12.1. The Parties shall immediately inform each other in writing of the circumstances hindering or able to prevent the execution of obligations under the present Contract and shall jointly handle the possibilities to overcome such difficulties.

12.2. Any amendments, corrections or addenda to the present Contract shall be provided in writing and signed by both Parties.

12.3. The present Contract supersedes all the previous Contracts or arrangements made either orally or in writing between the parties related to the subject of this transaction.

12.4. None of the Parties shall be entitled to transfer its rights and obligations under this Contract to the third party without a written consent from the other Party.

12.5. This Contract is signed by each Party in 4 (Four) copies, in English (three - for the BUYER and one – for the SELLER).

12.6. The BUYER and the SELLER have reached the agreement that all the documents in writing signed by both Parties, including by facsimile are valid. The Party sending the document by facsimile shall pass the original document to the other Party within 4 (Four) weeks after receipt of the facsimile message.

All amendments and addenda to the present Contract are valid only if made in writing and signed by both Parties, including by facsimile.

12.7. The Contract enters into force from the date of its signing by the Parties and shall remain in force until December 31, 2016.

ADDRESSES AND SIGNATURES OF THE PARTIES:

SELLER: /s/ Shuisheng Zhu Shuisheng Zhu	BUYER: /s/ Stefan Kreuz Stefan Kreuz